Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This INVESTMENT MANAGEMENT TRUST AGREEMENT (the “Agreement”) is made as of [              .      , 2008] by and between China Mining Resources Holdings Limited, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

RECITALS:

WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-148051 (“Registration Statement”), for its initial public offering (“IPO”) of its units, each comprised of one share of common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock, has been declared effective as of the date hereof by the Securities and Exchange Commission;

WHEREAS, Lazard Capital Markets LLC is acting as the representative (the “Representative”) of the underwriters in the IPO (the “Underwriters”) pursuant to an underwriting agreement dated on or about the date hereof between the Company and the Underwriters (the “Underwriting Agreement”);

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company is herewith delivering to the Trustee an amount equal to the sum of (i) $76,002,000 of the net proceeds of the IPO, including $2,400,000 in deferred underwriting compensation (or $87,522,000 of the net proceeds, including $2,760,000 in deferred underwriting compensation, if the over-allotment option is exercised in full) and (ii) $2,400,000 of the proceeds from the Company’s issuance and sale in a private placement of 2,400,000 warrants (as described in the Registration Statement), for a total of $78,402,000 (or $89,922,000 if the underwriters’ over-allotment option is exercised in full), to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property are referred to herein as the “Public Stockholders,” and the Public Stockholders are referred to together with the Company as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $2,400,000 (or $2,760,000 if the Underwriters’ over-allotment option is exercised in full or a pro rata portion thereof pursuant to the terms of the Underwriting Agreement if the Underwriter’s over-allotment option is exercised in part, but not in full, prior to the time of its expiration) is attributable to deferred underwriting discounts and commissions (the “Deferred Discount”) that will become payable by the Company to the Underwriters upon the consummation of an initial business combination with a target business or target businesses as described in the Registration Statement (a “Business

Combination”), which shall be reduced pro rata pursuant to the Underwriting Ageement by the exercise by Public Stockholders of any conversion rights in connection with an Extension (as defined in Section 5(g) hereof) or a Business Combination; and

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Appointment of Trustee; Deposit of Property. The Trustee has established a segregated trust account (Account Number                 ) (the “Trust Account”) at a branch of JPMorgan Chase Bank, N.A.  The Company is herewith causing the Property to be delivered to the Trustee in connection with the closing of the IPO, and the Trustee hereby acknowledges receipt thereof, and the Company hereby instructs to hold the Property in the Trust Account in accordance with this Agreement.

Section 2. Investment by Trustee. In a timely manner, upon the written instruction of the Company, the Trustee shall invest and reinvest the Property only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less, or in money market funds selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act, as determined by the Company; provided, however, that the Trustee shall not invest any of the Property in any mutual fund that invests in mortgages or mortgage-backed securities (other than prime mortgages and mortgage-backed securities). The Trustee shall collect and receive in trust, when due, all principal and income arising from the Property, which shall become part of the Property, as such term is used herein.

Section 3. Distribution and Release of Property.  The Trustee shall commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (a “Liquidation Letter”), in a form substantially similar to that attached hereto as either Exhibit A, or Exhibit B or Exhibit E, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, and complete the liquidation or (as applicable) partial liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Liquidation Letter and the other documents referred to therein, provided, however, that in the event that a Liquidation Letter has not been received by the Trustee by the Last Date (as defined in Section 5(g) below), the Trust Account shall be liquidated in accordance with the procedures set forth in the Liquidation Letter attached as Exhibit B hereto and distributed to the Public Stockholders of record as of the Last Date. In all cases, the Trustee shall provide the Representative with a copy of any Liquidation Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. The Trustee shall commence partial liquidation of the Trust Account only after receipt of and in accordance with the terms of an Extension Notification Letter (as defined in Section 5(g) below) and complete the partial liquidation of the Trust Account and distribute the applicable Property in the Trust Account as directed in the Extension Notification Letter and the other documents referred to therein.  In all cases, the Trustee shall provide the Representative with a copy of any Extension Notification Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. The Trustee shall also disburse such funds from the Trust Account from time to time, upon written request from the Company, (a) as may be necessary to pay in a timely manner any taxes incurred as a result of interest or other income earned on the Property upon receipt and only in accordance with the terms of a letter (a “Tax Disbursement Letter”), in a form substantially similar to that attached hereto as Exhibit C, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, and complete the disbursement of funds from the Trust Account and distribute such funds only as directed in the Tax Disbursement and the other documents referred to therein, and (b) in the amount requested by the Company to be used for working capital requirements upon receipt and only in accordance with the terms of a letter (an “Interest Withdrawal Letter”) in a form substantially similar to that attached hereto as Exhibit D, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, and complete the disbursement of funds from the Trust Account and distribute such funds only as directed in the Interest Withdrawal Letter and the other documents referred to therein; provided, however, that the aggregate amount of all such distributions pursuant to this clause (b) shall not exceed the lesser of (x) the aggregate amount of interest and any other income actually received or paid on amounts in the Trust Account less an amount equal to any disbursements that have or are estimated to be (assuming an income tax rate of 40%) made pursuant to clause (b) of this section and (y) $2,000,000.

Section 4.  Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)               Hold the Property in the Trust Account in trust in accordance with the terms of this Agreement;

(b)               Manage, supervise and administer the Trust Account in accordance with the terms and conditions set forth herein;

(c)               As promptly as practicable, notify the Company and the Representative of all communications received by it with respect to any Property requiring action by the Company;

(d)               As promptly as practicable, supply any necessary information or documents as may be reasonably requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(e)               Participate, at the Company’s cost and expense, in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(f)                Render to the Company, the Representative and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(g)               Distribute the Deferred Discount to the Representative on behalf of the Underwriters upon receipt of written notice from the Company;

(h)               Distribute the funds as directed in any Tax Disbursement Letter or Interest Withdrawal Letter and any other documents referred to therein;

(i)                Commence (i) liquidation of the Trust Account in accordance with a Liquidation Letter and (ii) partial liquidation in accordance with an Extension Notification Letter;

(j)                The limited distributions referred to in Section 3 for tax obligations of the Company and Section 4(h) above shall be made only from interest collected on the Property. No distributions from the Trust Account shall be permitted except in accordance with Sections 3, 4(g), 4(h), 4(i) and 4(k) hereof; and

(k)               Distribute, upon receipt of an Extension Notification Letter (as defined below), to Public Stockholders who exercised their conversion rights in connection with an Extension an amount equal to the pro rata share of the Property relating to the shares for which such Public Stockholders have exercised conversion rights in connection with a vote of stockholders for an Extension.

Section 5.  Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)               Give all instructions and requests to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or Chief Financial Officer;

(b)               Hold the Trustee harmless and indemnify the Trustee from and against, any and all costs, expenses, disbursements and advances, including reasonable counsel fees and disbursements, or loss or damage suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim or demand, or in connection with any claim or demand, that in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, the Property or any income earned from investment of the Property, except for costs, expenses, disbursements, advances, losses and damages resulting from the Trustee’s gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction). Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding with respect to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing thereof (hereinafter referred to as the “Indemnified Claim”); provided, however, that any failure or delay of the Trustee in giving such notice shall not relieve the Company of any of its obligations hereunder except to the extent the Company is actually prejudiced thereby, but only to the extent of such prejudice. The Company shall assume and manage the defense of the Trustee, provided that the Trustee consents to the Company’s selection of counsel, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel if the Trustee is advised that (i) an actual conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

(c)                                              Pay the Trustee (i) an initial acceptance fee of $           and (ii) a transaction processing fee of $           for each disbursement made pursuant to Section 3 hereof. The Company shall pay such acceptance fee to the Trustee on the date hereof and the transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 3 hereof. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The fees set forth in this Section 5(c) shall be in addition to, and shall not include, any fee referred to in Section 6(a) hereof (it being expressly understood that the Property, other than portions of the disbursements made pursuant to Section 4(h) hereof, shall not be used to make any payments to the Trustee under this paragraph);

(d)                                             Reimburse the Trustee upon request for all reasonable costs, expenses, disbursements, and advances incurred or made by the Trustee in implementing or enforcing any of the provisions of this Agreement (including without limitation any fees, expenses and disbursements of its counsel), except any such cost, expense, disbursement, or advance as may arise from the Trustee’s gross negligence or willful misconduct (as determined by a final non-

appealable order of a court of competent jurisdiction) (it being expressly understood that the Property, other than portions of the disbursements made pursuant to Section 4(h) hereof, shall not be used to make any payments to the Trustee under this paragraph);

(e)               In connection with any vote of the Company’s stockholders regarding an initial Business Combination or an Extension, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such initial Business Combination or Extension;

(f)                Within five (5) business days after the consummation of the IPO, provide the Trustee with a notice in writing (with a copy to the Representative) indicating the date that is 24-months after the date of the final prospectus for the IPO (such date, the “Initial Last Date”);

(g)               Within five (5) business days after the vote of the Company’s stockholders regarding an Extension (as described in subsection (e) above) provide the Trustee with a letter (an “Extension Notification Letter”) (with a copy to the Representative) in a form substantially similar to that attached hereto as Exhibit E, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, providing (i) that the Initial Last Date has been extended (an “Extension”) to a date that is not more than twelve (12) months after the Initial Last Date (such date, the “Extended Last Date”; as used herein the term “Last Date” shall mean the Initial Last Date unless and until there is an Extension, in which case it shall thereafter mean the Extended Last Date), and (ii) instructions for the distribution of funds to Public Stockholders who exercised their conversion option in connection with the Extension; and

(h)               Within five (5) business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee with a notice in writing (with a copy to the Representative) of the total amount of the Deferred Discount to be released to the Representative upon consummation of a Business Combination, which shall in no event be less than $2,400,000, reduced pro rata pursuant to the Underwriting Agreement by the exercise by Public Stockholders of any conversion rights in connection with an Extension and/or a Business Combination.

Section 6. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)               Institute any action, suit or other proceeding for the collection of any principal or income arising from, or institute, appear in or defend any action, suit or other proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced to it funds sufficient to pay any reasonable fees of the Trustee and costs, expenses, disbursements and advances incident thereto;

(b)               Change the investment of any Property, other than in accordance with written instructions of the Company;

(c)               Refund any depreciation or decline in principal of any Property invested in accordance with Section 2 hereof;

(d)               Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(e)               Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement or the Liquidation Letter; or

(f)                Pay any taxes on behalf of the Trust Account; provided, that the foregoing shall not limit the obligation of the Trustee to disburse proceeds for the payment of taxes in accordance with a Tax Disbursement Letter from the Company.

Section 7. Further Rights and Duties of the Trustee.

(a) The Trustee shall not be liable or responsible hereunder to anyone for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, except for its own gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction).

(b) The Trustee shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Trustee, nor shall the Trustee be bound by the provisions of any agreement between or among the Company, the Public Stockholders or any other person or entity beyond the specific terms hereof.

(c) The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by or who may be an employee of the Trustee or one of its affiliates), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer.

(d) At any time the Trustee may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Trustee shall not be liable or responsible for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein; provided, that the specified date shall be at least five (5) business days after the Company receives the Trustee’s request for instructions and its proposed course of action; and provided, further, that, prior to so acting, the Trustee has not received from the Company the written instructions so requested and the Trustee’s actions are not inconsistent with the terms of this Agreement.

(e) In the event of ambiguity in the provisions governing the Property or uncertainty on the part of the Trustee as to how to proceed, such that the Trustee, in its sole and absolute judgment, deems it necessary for its protection so to do, the Trustee may refrain from taking any action other than: (i) to retain custody of the Property deposited hereunder until it shall have received written instructions, which in the judgment of the Trustee clarify the ambiguity, or (ii) to deposit the Property with a court of competent jurisdiction and thereupon to have no further duties or responsibilities in connection therewith.

(f) In no event shall the Trustee be liable or responsible for special, punitive, incidental, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) In no event shall the Trustee be liable or responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and widespread interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(h) The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no liability or responsibility for their correctness.

(i) The Trustee shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Trustee); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any other agreement (including without limitation the Company’s failure to provide the Trustee with any written instructions or notices required to be provided by the Company to the Trustee under this Agreement) or for determining the applicability of or whether the Company has complied with any federal or state “blue sky” or securities laws or any other applicable laws, all of which shall be the Company’s responsibility.

(j) The Company will from time to time perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Trustee for the carrying out or performing by the Trustee of the provisions of this Agreement.

(k) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder.

Section 8. Resignation or Removal of Trustee.

(a) The Trustee may resign by giving written notice to the Company. Such resignation shall take effect upon delivery of the Property, and all documentation relating thereto in possession of the Trustee or its affiliates, to a successor Trustee designated in writing by the Company, and the Trustee shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith.

(b) In the event the Trustee fails to perform its obligations under this Agreement, the Company may remove the Trustee upon written notice to the Trustee. Such removal shall take effect upon delivery of the Property, and all documentation relating thereto in possession of the Trustee or its affiliates, to a successor Trustee designated in writing by the Company, and the Trustee shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith. The Trustee shall deliver the Property, and all documentation relating thereto in possession of the Trustee or its affiliates, without unreasonable delay after receiving the Company’s designation of a successor Trustee.

(c) If after 30 days from the date of delivery of its written notice of intent to resign or of the Company’s notice of removal the Trustee has not received a written designation of a successor Trustee, the Trustee’s sole responsibility shall be in its sole discretion either to retain custody of the Property without any obligation to invest or reinvest any such Property until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor Trustee and after such appointment to have no further duties or responsibilities in connection herewith.

(d) The Company shall, at its own expense, promptly notify each of the Public Stockholders of the resignation or removal of the Trustee and of the designation of a successor Trustee.

Section 9. Termination of Agreement.

(a) This Agreement shall terminate at such time that the Trustee has completed the liquidation of the Trust Account in accordance with this Agreement, and distributed the Property in accordance with the provisions of the Liquidation Letter.

(b) Sections 5(b), 5(c) and 5(d), Section 6(a) and Sections 7(a), 7(f), 7(g), 7(h), 7(i), 7(j) and 7(m) shall survive the termination of this Agreement or any resignation or removal of the Trustee.

Section 10. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit F. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a recipient, recipient’s bank or intermediary bank, rather than names.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof to the extent such provisions would require or permit the application of the laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, waived, amended or modified by a writing signed by each of the parties hereto; provided, that this Agreement may not be materially changed, waived, amended or modified without the consent of each of the Public Stockholders adversely affected thereby; provided further, that this Agreement may not be amended in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount without the written consent of the Representative. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. For purposes of this Agreement, the Trustee may rely on a list of Public Stockholders provided to it by the Company from time to time as to the identities of the Public Stockholders.

(d) The parties hereto consent to the exclusive jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by overnight delivery or similar private courier service, by first-class, certified mail (return receipt requested) postage prepaid, by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Attn: Frank Di Paolo and Steven Nelson

Fax: (212) 616-7620

if to the Company, to:

China Mining Resources Holding Limited
c/o SSC Mandarin Group

Room 4710, 47th Floor, The Center

99 Queen Road

Central, Hong Kong

Fax:

in either case with a copy to:

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020
Attn: Winston Kitchingham
Fax: (212)641)-2636

Troutman Sanders LLP
405 Lexington Avenue
The Chrysler Building
New York, NY 10174
Attn: Timothy I. Kahler, Esq.

Akin Gump Strauss Hauer & Feld, LLP
690 Madison Avenue
New York, NY 10022
Attn: Bruce S. Mendelson, Esq.

(f) This Agreement may not be assigned by any party hereto without the prior written consent of the other and the Representative, which consent shall not be unreasonably withheld or delayed, provided, however, that consent is not required for an assignment to an affiliate of the Trustee. Any purported assignment without such consent shall be null and void.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) Each of the Trustee and the Company hereby represents that it has the full right and power and it has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(i) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

(j) The Trustee has no right, title, interest, or claim of any kind (“Claim”) in or to any monies or Property in the Trust Account, and hereby waives any Claim in or to any monies or Property in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

CHINA MINING RESOURCES HOLDINGS LIMITED

By:
Name: Robin Lee
Title: Chief Executive Officer

EXHIBIT A

[Company Letterhead]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Attn: Steven Nelson

Re:	Trust Account No.
Liquidation Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Mining Resources Holdings Limited (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [                         , 2008] (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                         (“Target Business”) to consummate a business combination with the Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used and not defined herein shall have their respective meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

Not later than two business days prior to the Consummation Date, the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account, including such instructions as may be necessary to ensure compliance with any applicable law relating to the treatment of the proceeds of the IPO, including without limitation any law which requires notice to any governmental entity with respect to the release of the Property from the Trust Account (“Instruction Letter”), which shall include instructions for the distribution of funds to Public Stockholders who exercised their conversion option in connection with a Business Combination and for the distribution of the Deferred Discount to the Representative on behalf of the Underwriters. You are hereby directed and authorized to transfer the funds held in the Trust Account on the Consummation Date upon your receipt of the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits or investments held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that (a) on or before the Consummation Date, we have notified you that the Business Combination has not been or will not be consummated on the Consummation Date described in the notice thereof and (b) we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice. In the event that (a) on or before the Consummation Date, we have notified you that the Business Combination has not been or will not be consummated on the Consummation Date described in the notice thereof and (b) we have notified you on or before the original Consummation Date of a new Consummation Date, then you shall continue to liquidate the Trust Account to the effect that, on the new Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the new Consummation Date.

Very truly yours,

CHINA MINING RESOURCES HOLDINGS LIMITED

By:
Name:
Title:

EXHIBIT B

[Company Letterhead]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Attn: Steven Nelson

Re:	Trust Account No.
Liquidation Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Mining Resources Holdings Limited (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [                      , 2008] (“Trust Agreement”), this is to advise you that the Company has been unable to consummate an initial Business Combination (as defined in the Trust Agreement) with a target business within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its initial public offering, and the Company is proceeding to dissolve and liquidate the Trust Account. Capitalized terms used and not defined herein shall have their respective meanings set forth in the Trust Agreement. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as promptly as practicable to the Public Stockholders of record as of the Last Date. Not more than five (5) business days following the Last Date, the Company will deliver to you a list of Public Stockholders of record as of the Last Date. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated and the Trust Account closed.

CHINA MINING RESOURCES HOLDINGS LIMITED

By:
Name:
Title:

EXHIBIT C

[Company Letterhead]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Attn: Steven Nelson

Re:	Trust Account No.
Tax Disbursement Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Mining Resources Holdings Limited (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [                  , 2008] (“Trust Agreement”), this is to advise you that the Trust Account (as defined in the Trust Agreement) has incurred a total of $                           in taxes (the “Tax Payments”) for the period from                   , 200    to                 , 200     (the “Tax Period”) as a result of interest and other income earned on the Property (as defined in the Trust Agreement) during the Tax Period.

In accordance with the terms of the Trust Agreement, we hereby authorize you to distribute from the Trust Account proceeds from the Property equal to the aggregate Tax Payments on such dates, in such amounts and to such payees as indicated on the Schedule of Tax Payments attached hereto as Schedule 1.

CHINA MINING RESOURCES HOLDINGS LIMITED

By:
Name:
Title:

SCHEDULE 1

SCHEDULE OF TAX PAYMENTS

[Payee]

Payment Date:
Amount:
Address:

[Payee]

Payment Date:
Amount:
Address:

[Payee]

Payment Date:
Amount:
Address:

EXHIBIT D

[Company Letterhead]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Attn: Steven Nelson

Re:	Trust Account No.
Interest Withdrawal Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Mining Resources Holdings Limited (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [                    , 2008] (“Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to the Company $          of the interest, net of the taxes payable on such interest, earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 3, if any, the maximum amount set forth in Section 3(b). The Company needs such funds to cover its expenses relating to investigating and selecting a target business and other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

CHINA MINING RESOURCES HOLDINGS LIMITED

By:
Name:
Title:

EXHIBIT E

[Company Letterhead]

[Insert date]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, NY 10004

Attn: Steven Nelson

Re:	Trust Account No.
Extension Notification Letter

Ladies and Gentlemen:

Pursuant to the Investment Management Trust Agreement between China Mining Resources Holdings Limited (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [                , 2008] (“Trust Agreement”), this is to advise you that the Initial Last Date has been extended (an “Extension”) to a date that is not more than twelve (12) months after the Initial Last Date (such date, the “Extended Last Date”). Capitalized terms used and not defined herein shall have their respective meanings set forth in the Trust Agreement.

The Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account, including such instructions as may be necessary to ensure compliance with any applicable law relating to the treatment of the proceeds of the IPO, including without limitation any law which requires notice to any governmental entity with respect to the release of the Property from the Trust Account (“Instruction Letter”), which shall include instructions for the distribution to Public Stockholders who exercised their conversion option in connection with the Extension an amount equal to the pro rata share of the Property relating to the shares for which such Public Stockholders have exercised conversion rights in connection with a vote of stockholders for an Extension and the date of such distribution (the “Payment Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence partial liquidation of the Trust Account up to 40% of the assets remaining in the Trust Account (the “Liquidation Amount”) to the effect that, on the Payment Date, such liquidated funds will be immediately available for transfer to the account or accounts that the Company shall direct on the Payment Date.

You are hereby directed and authorized to transfer the funds held in the Trust Account upon your receipt of the Instruction Letter, in accordance with the terms of the Instruction Letter.  In the event that certain deposits or investments held in the Trust Account may not be liquidated by the Payment Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Payment Date to the Company.  In the event that on or before the Payment Date, we have notified you that the Liquidation Amount described in this notice shall be reduced (such amount of reduction, the “Excess Liquidation Amount”), then the Excess Liquidation Amount held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Payment Date.

Very truly yours,

CHINA MINING RESOURCES HOLDINGS LIMITED

By:
Name:
Title:

EXHIBIT F

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

Company:
China Mining Resources Holdings Limited
Suite 3015, 30F
One International Finance Center
1 Harbor View Street
Central, Hong Kong
Attn: Robin Lee, CEO

[Issuer]
[Address]

Attention:
Attention:

Trustee:
Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, NY 10004
Attn: Steven Nelson, President